Exhibit 1.1

6,000,000 Units

UCSB Acquisition Corp.

UNDERWRITING AGREEMENT

New York, New York

[__], 2026

US Tiger Securities, Inc.

437 Madison Avenue, 27th Floor

New York, NY 10022

As Representative of the Underwriters

named on Schedule A hereto

Ladies and Gentlemen:

UCSB Acquisition Corp., a British Virgin Islands business company with limited liability (the “Company”), hereby confirms its agreement with US Tiger Securities, Inc. (the “Representative”) and with the other underwriters named on Schedule A hereto (if any), for which the Representative is acting as the representative (the Representative and such other underwriters being collectively referred to herein as the “Underwriters” or, each underwriter individually, an “Underwriter”):

1. Purchase and Sale of Securities.

1.1. Firm Units.

1.1.1. Purchase of Units. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters, severally and not jointly, an aggregate of 6,000,000 units of the Company (the “Firm Units”) at a purchase price of $9.9375 per Firm Unit, which is net of the Underwriting Commission as described in Section 1.6 (reflecting an underwriting discount of $0.0625 per Firm Unit, or 0.625% of the public offering price). Each Firm Unit consists of (i) one ordinary share, with no par value per share (each an “Ordinary Share,” and collectively the “Ordinary Shares”), and (ii) one right to receive one-fourth (1/4) of one Ordinary Share upon the consummation of an initial business combination (the “Rights”). The Ordinary Shares and the Rights included in the Public Units (defined below) will not be separately tradable until 52 business days after the Effective Date (as defined below) unless the Representative informs the Company of its decision to allow earlier separate trading, subject to the Company filing a Current Report on Form 8-K with the Securities and Exchange Commission (the “Commission”) containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the Offering (defined below) and the sale of the Private Units (defined below). The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Units set forth opposite their respective names on Schedule A. The Firm Units are to be offered initially to the public (the “Offering”) at the offering price of $10.00 per Firm Unit (the “Public Offering Price”). The Firm Units, Option Units (defined below) and Private Units (defined below), each comprising one Ordinary Share and one Right collectively comprise the units to be offered by the Company pursuant to this Agreement (the “Units”), and the Firm Units and Option Units are referred to as “Public Units”.

1.1.2. Payment and Delivery. Delivery and payment for the Firm Units shall be made at 10:00 A.M., New York time, on the first (1st) Business Day (as defined below) following the commencement of trading of the Firm Units, or at such other time as shall be agreed upon by the Representative and the Company at the offices of Dickinson Wright PLLC, counsel to the Underwriters (“Dickinson Wright”), or at such other place as shall be agreed upon by the Representative and the Company. The closing of the Offering is referred to herein as the “Closing” and the hour and date of delivery and payment for the Firm Units is referred to herein as the “Closing Date.” Payment for the Firm Units shall be made on the Closing Date by wire transfer in Federal (same day) funds, payable as follows: $60,450,000 of the proceeds received by the Company from the Offering for the Firm Units, and the sale of the Private Units (as described in Section 1.4.2) shall be deposited into the trust account (the “Trust Account”) established by the Company for the benefit of the Public Shareholders (as defined below), as described in the Registration Statement (as defined in Section 2.1.1 below) and pursuant to the terms of an Investment Management Trust Agreement (the “Trust Agreement”) between the Company and Odyssey Transfer and Trust Company (the “Trustee”) . The remaining proceeds received by the Company for the Firm Units and the sale of the Private Units (less commissions and actual expense payments or other fees payable pursuant to this Agreement), if any, shall be paid to the order of the Company upon delivery of certificates (in form and substance reasonably satisfactory to the Representative) representing the Firm Units (or through the facilities of The Depository Trust Company (“DTC”)) for the account of the Underwriters. The Firm Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) Business Days prior to the Closing Date. If delivery is not made through the facilities of DTC, the Company will permit the Representative to examine and package the Firm Units for delivery at least one (1) full Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Representative for all the Firm Units. As used herein, the term “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in New York, New York are generally open for use by customers on such day, and the term “Public Shareholders” means the holders of Ordinary Shares sold in the Offering or acquired in the aftermarket, including any of the Insiders (as defined in Section 1.4.1 below) to the extent they acquire such Ordinary Shares in the Offering or in the aftermarket (and solely with respect to such shares).

1.2. Over-Allotment Option

1.2.1. The Representative shall have the option (the “Over-Allotment Option”) to purchase all or less than all of an additional 900,000 units (the “Option Units”) at $9.9375 per Option Unit (net of the Underwriting Commission as described in Section 1.6) solely for the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Units. Such Option Units shall, at the Representative’s election, be purchased for the account of each of the several Underwriters in the same proportion as the number of Firm Units set forth opposite such Underwriter’s name on Schedule A hereto (subject to adjustment by the Representative to eliminate fractions). Such Option Units shall be identical in all respects to the Firm Units. The Firm Units, the Option Units, and the Ordinary Shares and Rights included in the Firm Units and the Option Units are hereinafter collectively referred to as the “Public Securities.” No Option Units shall be sold or delivered unless the Firm Units previously have been, or simultaneously are, sold and delivered. The right to purchase the Option Units, or any portion thereof, may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company.

1.2.2. Exercise of Option. The Over-Allotment Option granted pursuant to Section 1.2.1 may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Units within forty-five (45) days after the Effective Date (as defined in Section 2.1.1). The Underwriters will not be under any obligation to purchase any Option Units prior to the exercise of the Over-Allotment Option. The Over-Allotment Option granted hereby may be exercised by the giving of written notice to the Company by the Representative, which the Company must confirm either orally or in writing in accordance with Section 10.1 herein, setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units, if other than the Closing Date (the “Option Closing Date”), which shall not be earlier than the Closing Date or later than five (5) full Business Days after the date of the notice or such earlier time as shall be agreed upon by the Company and the Representative, at the offices of Dickinson Wright or at such other place as shall be agreed upon by the Company and the Representative. Upon exercise of the Over-Allotment Option, the Company will become obligated to convey to the Representative, and, subject to the terms and conditions set forth herein, the Representative will become obligated to purchase, the number of Option Units specified in such notice.

1.2.3. Payment and Delivery. Payment for the Option Units shall be made on the Option Closing Date at the Representative’s election by wire transfer in Federal (same day) funds, payable as follows: (i) the proceeds received by the Company from the Offering for the Option Units at the price of $9.9375 per Option Unit, and (ii) the sale of the Private Units (as described in Section 1.4.2) shall be deposited in the Trust Account pursuant to the Trust Agreement, upon delivery of certificates (in form and substance satisfactory to the Representative) representing the Option Units (or through the facilities of DTC) for the account of the Underwriters. The Option Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing not less than two (2) full Business Days prior to the Closing Date or the Option Closing Date, as the case may be, and, if delivery is not made through the facilities of DTC, will be made available to the Representative for inspection not less than one (1) full Business Day prior to such Closing Date. The Company shall not be obligated to sell or deliver the Option Units except upon tender of payment by the Representative for the applicable Option Units.

1.3. Private Placements.

1.3.1. Founder Shares. On July 9, 2026, the Company issued an aggregate of 2,875,000 Ordinary Shares to QUANT CORE HOLDINGS LIMITED (the “Sponsor”) for an aggregate purchase price of $25,000, or approximately $0.0087 per share. On October 28, 2026, the Sponsor surrendered 1,150,000 Ordinary Shares to the Company for cancellation for no consideration, resulting in the Sponsor holding an aggregate of 1,725,000 Ordinary Shares, or approximately $0.0145 per share, including an aggregate of up to 225,000 shares subject to forfeiture by the Sponsor to the extent that the Underwriters’ Over-Allotment Option is not exercised in full or in part, so that the Sponsor will own 20% of the Company’s issued and outstanding shares after the Offering (assuming the Sponsor does not purchase any Public Units in the Offering and without giving effect to the Private Shares (as defined below) (the “Founder Shares”). No underwriting discounts, commissions or placement fees have been or will be payable in connection with the sale of the Founder Shares. The Founder Shares shall be subject to restrictions on transfer as set forth in the Registration Statement and the Letter Agreements (as defined in Section 2.24.1). The holders of the Founder Shares (i) shall have no right to any liquidation distributions with respect to any portion of the Founder Shares in the event the Company fails to consummate any proposed initial merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (“Business Combination”) within the required time period except with respect to any funds held outside of the Trust Account remaining after payment of all fees and expenses, (ii) shall not be entitled to exercise any redemption rights with respect to such Founder Shares and (iii) shall not be entitled to sell any such shares to the Company in any tender offer in connection with a proposed Business Combination. To the extent that the Over-Allotment Option is not exercised by the Underwriters in full or in part, up to 225,000 of the Founder Shares shall be forfeited in an amount necessary to maintain the holders of Founder Shares’ 20% ownership interest in the issued and outstanding shares of the Company after giving effect to the Offering and exercise, if any, of the Underwriters’ Over-Allotment Option (excluding any shares purchased in the Offering, any Private Shares (as defined below) purchased in the Private Placement by the Sponsor or the Company’s officers, directors or their affiliates (“Insiders”)).

1.3.2. Unit Private Placement. Simultaneously with the Closing Date, the Sponsor will purchase from the Company pursuant to the Private Placement Units Purchase Agreement (as defined in Section 2.24.2 below) an aggregate of 186,275 Units (or 198,650 Units if the Over-Allotment Option is exercised in full) (the “Private Units”), each consisting of one Ordinary Share (the “Private Shares”) and one Right (the “Private Right” and together with the Private Units and Private Shares, the “Private Securities”), at a purchase price of $10.00 per Private Unit in a private placement (the “Private Placement”) intended to be exempt from registration under Securities Act of 1933, as amended (the “Act”). The terms of the Private Units, Private Shares and Private Rights are as described in the Prospectus (as defined in Section 2.1.1 below). No underwriting discounts, commissions or placement fees have been or will be payable in connection with the Private Placement.

1.4. Working Capital; Trust Account Proceeds.

1.4.1. Working Capital. Upon consummation of the Offering, it is intended that approximately $500,000 of the proceeds from the sale of the Firm Units and Private Units will be released to the Company to fund the working capital requirements of the Company.

1.4.2. Trust Account Proceeds. Prior to the liquidation of the Trust Account, in the event the Company has not completed a Business Combination as required by its Charter Documents (as defined in Section 2.11 below) (the “Termination Date”), interest income on the funds held in the Trust Account may be released to the Company from the Trust Account in accordance with the terms of the Trust Agreement to pay any taxes incurred by the Company and up to $100,000 of accrued interest to pay dissolution costs and expenses, all as more fully described in the Prospectus.

1.5. Underwriter Compensation. In consideration of the services to be provided for hereunder, the Company shall pay, in cash, to the Representative or its designees an underwriting discount equal to 0.625% of the aggregate gross proceeds of the Firm Units on the Closing Date and 0.625% of the aggregate gross proceeds of the Option Units on the Option Closing Date (the “Underwriting Commission”).

2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as follows:

2.1. Filing of Registration Statement.

2.1.1. Pursuant to the Act. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement and an amendment or amendments thereto, on Form S-1 (File No. 333-[*]), including any related preliminary prospectus (the “Preliminary Prospectus”), including any prospectus that is included in the registration statement immediately prior to the effectiveness of the Registration Statement, for the registration of the Public Securities and the ordinary shares issuable upon conversion of the Rights included in the Public Units, which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations (the “Regulations”) of the Commission under the Act. The conditions for use of Form S-1 to register the Offering under the Act, as set forth in the General Instructions to such Form, have been satisfied. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement became effective (“Effective Date”) (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to Rule 430A of the Regulations), is hereinafter called the “Registration Statement,” and the form of the final prospectus dated the Effective Date included in the Registration Statement (or, if applicable, the form of final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Regulations, filed by the Company with the Commission pursuant to Rule 424 of the Regulations), is hereinafter called the “Prospectus.” For purposes of this Agreement, “Time of Sale,” as used in the Act, means 5:00 p.m. New York City time, on the date of this Agreement. Prior to the Time of Sale, the Company prepared a Preliminary Prospectus, which was included in the Registration Statement filed on [●], 2026, for distribution by the Underwriter (such Preliminary Prospectus used most recently prior to the Time of Sale, the “Statutory Prospectus”). If the Company has filed a Registration Statement pursuant to Rule 462(b) under the Act registering additional securities (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which becomes effective upon filing, no other document with respect to the Registration Statement has been filed with the Commission. All of the Public Securities and the ordinary shares issuable upon conversion of the Rights included in the Public Units have been or will be registered under the Act pursuant to the Registration Statement. The Registration Statement has been declared effective by the Commission on the date hereof. If, subsequent to the date of this Agreement, the Company or the Representative has determined that at the Time of Sale the Statutory Prospectus included an untrue statement of a material fact or omitted a statement of material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and have agreed to provide an opportunity to purchasers of the Firm Units to terminate their old purchase contracts and enter into new purchase contracts, then the Statutory Prospectus will be deemed to include any additional information available to purchasers at the time of entry into the first such new purchase contract.

2.1.2. Pursuant to the Exchange Act. The Company has filed with the Commission a Registration Statement on Form 8-A (File Number 001-[●]) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Units, Ordinary Shares and Rights. The registration of the Public Securities under the Exchange Act has been declared effective by the Commission on the date hereof.

2.2. No Stop Orders, etc. Neither the Commission nor, to the Company’s knowledge, any federal or state regulatory authority has issued any order or threatened to issue any order preventing or suspending the use of any Statutory Prospectus or Prospectus or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.3. Disclosures in Registration Statement.

2.3.1. 10b-5 Representation. At the time of effectiveness of the Registration Statement (or at the effective time of any post-effective amendment to the Registration Statement) and at all times subsequent thereto up to the Closing Date and the Option Closing Date, if any, the Registration Statement, the Statutory Prospectus and the Prospectus contained or will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and did or will, in all material respects, conform to the requirements of the Act and the Regulations. As of the Effective Date and at the Time of Sale, the Registration Statement did not, and the amendments and supplements thereto, as of their respective dates, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; as of the Closing Date or the Option Closing Date, as the case may be, the Prospectus (together with any supplement thereto) did not, and the amendments and supplements thereto, as of their respective dates, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and at the Time of Sale (or such subsequent Time of Sale pursuant to Section 2.1.1), the Statutory Prospectus does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representation and warranty made in this Section 2.3.1 does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Underwriters expressly for use in the Registration Statement, the Statutory Prospectus or Prospectus or any amendment thereof or supplement thereto, which information, it is agreed, shall consist solely of the names of the Underwriters and the subsection titled “Price Stabilization, Short Positions,” “Affiliations” and “Selling Restrictions” included in the section captioned “Underwriting.”

2.3.2. Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Statutory Prospectus and the Prospectus conform to the descriptions thereof contained therein in all material respects and there are no agreements or other documents required to be described in the Registration Statement, the Statutory Prospectus or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Registration Statement or attached as an exhibit thereto, or (ii) that is material to the Company’s business, has been duly and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in all material respects in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the foreign, federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in breach or default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder. To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.3.3. Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since the date of the Company’s incorporation, except as disclosed in the Registration Statement.

2.3.4. Regulations. The disclosures in the Registration Statement, the Statutory Prospectus and the Prospectus concerning the effects of foreign, federal, state and local regulation on the Company’s business as currently contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

2.4. Changes after Dates in Registration Statement.

2.4.1. No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company; (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; (iii) no member of the Company’s board of directors or management has resigned from any position with the Company; and (iv) no event or occurrence has taken place which materially impairs, or would likely materially impair, with the passage of time, the ability of the members of the Company’s board of directors or management to act in their capacities with the Company as described in the Registration Statement, the Statutory Prospectus and the Prospectus.

2.4.2. Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus and the Prospectus and except as may otherwise be indicated or contemplated herein or therein, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its shares.

2.5. Independent Accountants. WWC, P.C. (the “Accountant”), whose report is filed with the Commission as part of the Registration Statement and included in the Registration Statement, the Statutory Prospectus and the Prospectus, is an independent registered public accounting firm as required by the Act, the Regulations and the Public Company Accounting Oversight Board (the “PCAOB”), including the rules and regulations promulgated by such entity. To the Company’s knowledge, the Accountant is duly registered and in good standing with the PCAOB. The Accountant has not, during the periods covered by the financial statements included in the Registration Statement, the Statutory Prospectus and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.6. Financial Statements. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement, the Statutory Prospectus and the Prospectus, fairly present in all material respects the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein in conformity with the Regulations. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Statutory Prospectus or the Prospectus. The Registration Statement, the Statutory Prospectus and the Prospectus disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, prospects, liquidity, capital expenditures, capital resources or significant components of revenues or expenses. There are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement, the Statutory Prospectus or the Prospectus in accordance with Regulation S-X of the Regulations or Form 10 which have not been included as so required.

2.7. Authorized Capital; Options, etc. The Company had at the date or dates indicated in each of the Registration Statement, the Statutory Prospectus and the Prospectus, as the case may be, duly authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus. Based on the assumptions stated in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company will have on the Closing Date or the Option Closing Date, as the case may be, the adjusted share capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement, the Statutory Prospectus and the Prospectus, on the Effective Date and on the Closing Date or the Option Closing Date, as the case may be, there will be no options, warrants or other rights to purchase or otherwise acquire any authorized, but unissued Ordinary Shares or any security convertible into Ordinary Shares, or any contracts or commitments to issue or sell Ordinary Shares or any such options, warrants, rights or convertible securities.

2.8. Valid Issuance of Securities, etc.

2.8.1. Outstanding Securities. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The outstanding securities of the Company conform in all material respects to the descriptions thereof contained in the Registration Statement, the Statutory Prospectus and the Prospectus. All offers, sales and any transfers of the outstanding securities of the Company were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws (based in part on the representations and warranties of the purchasers of the Company’s securities) or exempt from such registration requirements. The Founder Shares have been duly authorized, duly and validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Founder Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Founder Shares has been duly and validly taken. The Founder Shares conform in all material respects to the descriptions thereof contained in the Registration Statement, the Statutory Prospectus and the Prospectus, as the case may be.

2.8.2. Securities to Be Sold.

2.8.2.1. Public Securities. The Public Securities have been duly authorized and reserved for issuance and when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Public Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Public Securities has been duly and validly taken. The form of certificates for the Public Securities conform to the corporate law of the jurisdiction of the Company’s incorporation and applicable securities laws. The Public Securities conform in all material respects to the descriptions thereof contained in the Registration Statement, the Statutory Prospectus and the Prospectus, as the case may be. When issued, the Rights will constitute valid and binding obligations of the Company to issue and deliver the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Rights will be enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under foreign, federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The ordinary shares issuable upon conversion of the Rights have been reserved for issuance and, when issued and delivered in accordance with the terms thereof and the Rights Agreement (as defined in Section 2.37) such Ordinary Shares will be duly and validly authorized, validly issued and upon payment therefor, fully paid and non-assessable, and the holders thereof are not and will not be subject to personal liability by reason of being such holders.

2.8.2.2. Private Securities. The Private Securities have been duly authorized and reserved for issuance and when issued and paid for in accordance with the Private Placement Units Purchase Agreement, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Private Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Private Securities has been duly and validly taken. The Private Securities conform in all material respects to the descriptions thereof contained in the Registration Statement, the Statutory Prospectus and the Prospectus, as the case may be. The offer and sale of the Private Securities was exempt from the registration requirements of the Act.

2.8.3. No Integration. Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be or may be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Public Securities pursuant to the Registration Statement.

2.9. Registration Rights of Third Parties. Except as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.10. Validity and Binding Effect of Agreements. This Agreement, the Letter Agreements, the Trust Agreement, the Founder Shares Subscription Agreement (as defined in Section 2.24.2 below), the Private Placement Units Purchase Agreement (as defined in Section 2.24.2 below), the Registration Rights Agreement (as defined in Section 2.24.5), and the Rights Agreement (as defined in Section 2.37) (collectively, the “Transaction Documents”) have been duly and validly authorized by the Company and, when executed and delivered by the Company and the other parties thereto, will constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under foreign, federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.11. No Conflicts, etc. The execution, delivery, and performance by the Company of the Transaction Documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a breach or violation of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject except pursuant to the Trust Agreement; (ii) result in any violation of the provisions of the Amended and Restated Memorandum and Articles of Association of the Company, as amended (collectively, the “Charter Documents”); or (iii) violate any existing applicable statute, law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties, business or assets.

2.12. No Defaults; Violations. No material default or violation exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Charter Documents or in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

2.13. Corporate Power; Licenses; Consents.

2.13.1. Conduct of Business. The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business for the purposes described in the Registration Statement, the Statutory Prospectus and the Prospectus. The disclosures in the Registration Statement, the Statutory Prospectus and the Prospectus concerning the effects of foreign, federal, state and local regulation on this Offering and the Company’s business purpose as currently contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since its incorporation and except as described in the Registration Statement, the Company has conducted no business and has incurred no liabilities other than in connection with its incorporation and in furtherance of the Offering.

2.13.2. Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body, foreign or domestic, is required for the valid issuance, sale and delivery, of the Public Securities, Private Securities, Founder Shares, and the consummation of the transactions and agreements contemplated by the Transaction Documents and as contemplated by the Registration Statement, the Statutory Prospectus and Prospectus, except with respect to applicable foreign, federal and state securities laws, the rules of the Nasdaq Capital Market (“NASDAQ”) and the rules and regulations promulgated by FINRA.

2.13.3 Jurisdiction and Designation. The Company has the power to submit, and pursuant to Section 10.6 of this Agreement has, to the extent permitted by law, legally, validly, effectively, and irrevocably submitted, to the personal jurisdiction of each of the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York.

2.14. D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s officers, directors, and 5% beneficial owners of the Company’s outstanding Ordinary Shares (the “Respondents”) immediately prior to the initial filing of the Registration Statement and provided to the Representative and its counsel, as such Questionnaires may have been updated from time to time and confirmed by each of the Respondents, and the biographies of the Respondents contained in the Registration Statement, the Statutory Prospectus, and the Prospectus, to the extent a biography is included (the “Biographies”), is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires or in the Biographies to become inaccurate and incorrect in any material respects.

2.15. Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any of the Respondents or any of the Insiders, which has not been disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus.

2.16. Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto) (a “Material Adverse Effect”).

2.17. No Contemplation of a Business Combination. The Company does not have any specific Business Combination under consideration and it has not (nor has anyone on its behalf), directly or indirectly, contacted any prospective business (each, a “Target Business”) or had any substantive discussions, formal or otherwise, with respect to such a transaction.

2.18. Transactions Affecting Disclosure to FINRA.

2.18.1. All information contained in the FINRA questionnaires (the “FINRA Questionnaires”) completed by each of the Respondents and provided to the Representative, as such FINRA Questionnaires may have been updated from time to time and confirmed by each of the Respondents, is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the FINRA Questionnaires to become materially inaccurate and incorrect.

2.18.2. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Company Affiliate (as defined below) with respect to the sale of the Public Securities hereunder, the sale of the Private Securities or the Founder Shares, or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any Insider that may affect the Underwriters’ compensation, as determined by FINRA.

2.18.3. Except as described herein or in the Registration Statement, the Statutory Prospectus and the Prospectus, and except for reimbursement of out-of-pocket expenses, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any “participating member,” as defined in FINRA Rule 5110, with respect to the Offering (“Participating Member”); or (iii) to any person or entity that has any direct or indirect affiliation or association with any Participating Member, within the 180-day period prior to the initial filing date of the Registration Statement with the Commission.

2.18.4. To the Company’s knowledge, no officer or director or any direct or indirect beneficial owner of 5% or greater of any class of the Company’s securities, including the Insiders and holders of securities to be purchased in the Private Placement (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a Participating Member, or a person associated or affiliated with a Participating Member.

2.18.5. To the Company’s knowledge, no Company Affiliate is an owner of stock or other securities of a Participating Member (other than securities purchased on the open market).

2.18.6. To the Company’s knowledge, no Company Affiliate has made a subordinated loan to any Participating Member.

2.18.7. No proceeds from the sale of the Public Securities or Private Securities (excluding underwriting compensation) will be paid to any Participating Member, or any persons associated or affiliated with a Participating Member, except as specifically authorized herein.

2.18.8. The Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a Participating Member within the 180-day period prior to the initial filing date of the Registration Statement with the Commission, except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus.

2.18.9. To the Company’s knowledge, no person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement with the Commission has any relationship or affiliation or association with any Participating Member.

2.18.10. To the Company’s knowledge, except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, no Participating Member has a conflict of interest (as defined by FINRA rules) with the Company.

2.18.11. Except with respect to the Representative in connection with the Offering, the Company has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial filing date of the Registration Statement with the Commission that is currently in effect, which arrangement or agreement provides for the receipt of any item of value and/or the transfer or issuance of any warrants, options, or other securities from the Company to a Participating Member, any person associated with a Participating Member, any potential underwriters in the Offering and/or any related persons.

2.19. Taxes.

2.19.1. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, there are no transfer taxes or other similar fees or charges under U.S. federal law or the laws of any U.S. state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Public Securities, or the Private Securities.

2.19.2. The Company has filed all U.S. federal, state and local tax returns that are required to be a filed or has requested extensions thereof, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing in due and payable.

2.19.3. The Company has made appropriate provisions in the applicable financial statements referred to in Section 2.6.1 above in respect of all federal, state, local, and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company has not been finally determined.

2.20. Foreign Corrupt Practices Act. Neither the Company nor, to the Company’s knowledge, any of the Respondents or any other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that: (i) would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or otherwise subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding; (ii) if not done in the past, might reasonably be expected to have had a Material Adverse Effect or (iii) if not continued in the future, might reasonably be expected to materially and adversely affect the assets, business or operations of the Company, including, without limitation, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction). The Company’s internal accounting controls and procedures are sufficient to cause the Company to comply with the FCPA.

2.21. Currency and Foreign Transactions Reporting Act. The operations of the Company are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

2.22. Bank Secrecy Act; Money Laundering; Patriot Act. Neither the Company, nor to the Company’s knowledge, any Company Affiliate, has violated: (i) the Bank Secrecy Act, as amended, (ii) the Money Laundering Laws or (iii) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law.

2.23. Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Representative or to Dickinson Wright shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.24. Agreements with Company Affiliates.

2.24.1. Letter Agreements. The Company has caused to be duly executed a legally binding and enforceable agreement (except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification contribution provision may be limited under foreign, federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) in the form annexed as an exhibit to the Registration Statement (the “Letter Agreement”), pursuant to which each of the Insiders agrees to certain matters, including but not limited to, the transfer restrictions and voting of the Ordinary Shares held by them and certain matters described as being agreed to by them under the “Proposed Business” section of the Registration Statement, the Statutory Prospectus and Prospectus.

2.24.2. Subscription Agreements. The Sponsor and the Company have executed and delivered a securities subscription agreement dated July 9, 2026, which is annexed as an exhibit to the Registration Statement (the “Founder Shares Subscription Agreement”), pursuant to which the Sponsor purchased the Founder Shares. The Sponsor has executed and delivered a private placement units purchase agreement, the form of which is annexed as an exhibit to the Registration Statement (the “Private Placement Units Purchase Agreement”), pursuant to which the Sponsor has agreed, among other things, that it will purchase on the Closing Date the Private Units in the Private Placement. Pursuant to the Private Placement Units Purchase Agreement, the Sponsor has waived any and all rights and claims it may have to any proceeds, and any interest thereon, held in the Trust Account in respect of the Ordinary Shares underlying the Private Units in the event that a Business Combination is not consummated and the Trust Account is liquidated in accordance with the terms of the Trust Agreement. The Sponsor has agreed not to transfer any ownership interest in, except to permitted transferees or in certain limited circumstances, the Private Securities until the completion of the Business Combination.

2.24.3. Non-Competition/Solicitation. To the Company’s knowledge, no Respondent is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially and adversely affect such Respondent’s ability to be and act in the capacity of a director or officer of the Company, as applicable.

2.24.4. Loans. The Sponsor has agreed to make loans to the Company in the aggregate amount of up to $500,000 pursuant to a promissory note dated July 9, 2026 (the “Promissory Note”), which is annexed as an exhibit to the Registration Statement, and as described in the Registration Statement (the “Insider Loan”). The Insider Loan will not bear any interest and will be repayable by the Company upon the earlier of July 9, 2027, or the consummation of the Offering, unless accelerated upon the occurrence of an event of default as provided under the Promissory Note.

2.24.5. Registration Rights Agreement. The Company and the Insiders have entered into a registration rights agreement (“Registration Rights Agreement”) substantially in the form annexed as an exhibit to the Registration Statement, whereby such parties will be entitled to certain registration rights with respect to the securities of the Company they hold or may hold, as set forth in such Registration Rights Agreement and described more fully in the Registration Statement.

2.25. Investment Management Trust Agreement. The Company has entered into the Trust Agreement with respect to certain proceeds of the Offering and the Private Placement substantially in the form filed as an exhibit to the Registration Statement.

2.26. Investments. No more than 45% of the “value” (as defined in Section 2(a)(41) of the Investment Company Act of 1940 (“Investment Company Act”)) of the Company’s total assets (exclusive of cash items and “Government Securities,” as defined in Section 2(a)(16) of the Investment Company Act) consist of, and no more than 45% of the Company’s net income after taxes is derived from, securities other than Government Securities or money market funds meeting conditions of Rule 2a-7 of the Investment Company Act.

2.27. Investment Company Act. The Company is not required, and upon the issuance and sale of the Public Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the Investment Company Act.

2.28. Subsidiaries. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity.

2.29. Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any Company Affiliate, on the one hand, and any director, officer, customer or supplier of the Company or any Company Affiliate, on the other hand, which is required by the Act, the Exchange Act or the Regulations to be described in the Registration Statement, the Statutory Prospectus and the Prospectus, which is not so described as required. There are no outstanding loans, advances or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

2.30. No Influence. The Company has not offered, or caused the Underwriters to offer, the Firm Units to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

2.31. Sarbanes-Oxley. The Company is, or on the Closing Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), the rules and regulations promulgated thereunder, and related or similar rules or regulations promulgated by any governmental or self-regulatory entity or agency, that are applicable to it as of the date hereof.

2.32. NASDAQ Eligibility. As of the Effective Date, the Public Securities have been approved for listing on the NASDAQ, subject to official notice of issuance and evidence of satisfactory distribution. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with (as and when applicable), and immediately following the effectiveness of the Registration Statement the Company will be in compliance with, the rules of the NASDAQ, as amended.

2.33. Emerging Growth Company Status. From the date of the Company’s incorporation through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

2.34. Free-Writing Prospectus and Testing-the-Waters. The Company has not distributed and will not distribute, without the Representative’s consent and prior to the later of the Closing Date and the completion of the distribution of the Public Units, any offering material in connection with the offering and sale of the Public Units other than the Statutory Prospectus and the Prospectus, in each case as supplemented and amended. The Company has not made any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus” as defined in Rule 405. The Company (a) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (b) has not authorized anyone to engage in Testing-the-Waters Communications other than its officers and the Representative and individuals engaged by the Representative. The Company has not distributed any written Testing-the-Waters Communications other than those listed on Schedule B hereto. As used herein, “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

2.35. Disclosure Controls and Procedures. From and after the Closing Date, the Company will maintain effective “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act to the extent required by such rule).

2.36. Definition of “Knowledge”. As used in herein, the term “knowledge of the Company” (or similar language) shall mean the knowledge of the Company’s executive officers and directors, with the assumption that such officers and directors shall have made reasonable and diligent inquiry of the matters presented.

2.37. Rights Agreement. The Company has entered into a right agreement with respect to the Rights, Private Rights and any other rights that may be issued by the Company with the Trustee substantially in the form filed as an exhibit to the Registration Statement (the “Rights Agreement”).

2.38. Board of Directors. As of the Effective Date, the Board of Directors of the Company will be comprised of the persons set forth as “Directors” or “Director nominees” under the heading of the Statutory Prospectus and the Prospectus captioned “Management.” As of the Effective Date, the qualifications of the persons serving as board members and the overall composition of the board will comply with the Sarbanes-Oxley Act and the rules promulgated thereunder and the rules of the NASDAQ that are, in each case, applicable to the Company. As of the Effective Date, the Company will have an Audit Committee that satisfies the applicable requirements under the Sarbanes-Oxley Act and the rules promulgated thereunder and the rules of the NASDAQ, subject to the permitted phase-in requirements under the rules of the NASDAQ.

2.39. No Disqualification Events. Neither the Company, nor any of its predecessors or any affiliated issuer, nor any director, executive officer, or other officer of the Company participating in the Offering, nor any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Act) connected with the Company in any capacity at the Time of Sale (each, a “Company Covered Person” and, together, “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Underwriters a copy of any disclosures provided thereunder.

3. Covenants of the Company. The Company covenants and agrees as follows:

3.1. Amendments to Registration Statement. The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and shall not file any such amendment or supplement to which the Representative shall reasonably object in writing.

3.2. Federal Securities Laws.

3.2.1. Compliance. During the time when a prospectus is required to be delivered under the Act, the Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof, the Statutory Prospectus and the Prospectus. If at any time when a Prospectus relating to the Public Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Company shall notify the Representative promptly and promptly prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

3.2.2. Filing of Final Prospectus. The Company will promptly file the Prospectus (in form and substance satisfactory to the Underwriters) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3. Exchange Act Registration. For a period commencing on the Effective Date and ending on the earlier of (x) the completion of the Company’s initial Business Combination, (y) the time at which the Company is acquired or completes a going private transaction in a transaction where the Ordinary Shares are no longer outstanding, or (z) the date upon which the Trust Account is to be liquidated if a Business Combination has not been consummated by the Termination Date, the Company (i) will use its best efforts to maintain the registration of the Units, Ordinary Shares and Rights under the provisions of the Exchange Act and (ii) will not deregister the Units, Ordinary Shares and Rights under the Exchange Act without the prior written consent of the Representative.

3.2.4. Free Writing Prospectuses. The Company agrees that it will not make any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 under the Act.

3.2.5. Sarbanes-Oxley Compliance. As soon as it is legally required to do so, the Company shall take all actions necessary to obtain and thereafter maintain material compliance with each applicable provision of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder and related or similar rules and regulations promulgated by any other governmental or self-regulatory entity or agency with jurisdiction over the Company.

3.3. Emerging Growth Company Status. The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the earlier of the consummation of the Company’s initial Business Combination or the liquidation of the Trust Account if a Business Combination is not consummated by the Termination Date.

3.4. Delivery of Materials to Underwriters. The Company will deliver to each of the several Underwriters, without charge and from time to time during the period when a prospectus is required to be delivered under the Act or the Exchange Act, such number of copies of each Statutory Prospectus, the Prospectus and all amendments and supplements to such documents as such Underwriters may reasonably request.

3.5. Effectiveness and Events Requiring Notice to the Representative. The Company will use its best efforts to cause the Registration Statement to remain effective and will notify the Representative immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any foreign or state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period during the time when the Registration Statement is effective that, in the judgment of the Company or its counsel, makes any statement of a material fact made in the Registration Statement, the Statutory Prospectus or the Prospectus untrue or that requires the making of any changes in the Registration Statement, the Statutory Prospectus and Prospectus in order to make the statements therein, (with respect to the Prospectus and the Statutory Prospectus and in light of the circumstances under which they were made), not misleading. If the Commission or any foreign or state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.6. Review of Financial Statements. Until the completion of the Company’s initial Business Combination or the liquidation of the Trust Account if a Business Combination is not consummated by the Termination Date, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q quarterly report.

3.7. Affiliated Transactions.

3.7.1. Business Combinations. The Company will not consummate a Business Combination with an entity that is affiliated with any Insider unless in each case the Company obtains an opinion from an independent investment banking firm which is a member of FINRA or an independent registered public accounting firm stating that the Business Combination is fair to the Company from a financial point of view and a majority of the Company’s disinterested and independent directors (if there are any) approve such transaction.

3.7.2. Compensation. Except as disclosed in the Registration Statement, the Company shall not pay any Insider or Company Affiliate or any of their affiliates any fees or compensation for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination.

3.8. [Reserved]

3.9. Reports to the Representative.

3.9.1. Periodic Reports, etc. For a period from the Effective Date and until such date upon which the Company completes the initial Business Combination or is required to be liquidated and dissolved, the Company will, to the extent such information or documents are not otherwise publicly available, upon written request from the Representative, furnish to the Representative and its counsel copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to the Representative: (i) a copy of each periodic report the Company shall be required to file with the Commission; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Current Report on Form 8-K and any Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company; (iv) a copy of each registration statement filed by the Company with the Commission under the Act; and (v) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request; provided that the Representative shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative and its counsel in connection with the Representative’s receipt of such information. Documents filed or furnished with the Commission pursuant to Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) shall be deemed to have been delivered to the Representative pursuant to this section.

3.9.2. For a period commencing on the Effective Date and until the date upon which the Company completes the initial Business Combination or is required to be liquidated, as long as any Rights are outstanding, the Company shall retain a transfer agent and right agent acceptable to the Representative. The Underwriters acknowledge and agree that the Trustee is acceptable to the Underwriters.

3.10. Payment of Expenses. The Company will bear all fees, disbursements and expenses in connection with the Offering, including, without limitation: the costs of preparing, printing, mailing and delivering the Registration Statement, the preliminary and final prospectus contained therein and amendments thereto, post-effective amendments and supplements thereto, the Underwriting Agreement and related documents (all in such quantities as the Representative may reasonably require); preparing and printing stock certificates and rights certificates; the costs of any “due diligence” meetings; net roadshow; i-Deal system, filing fees (including SEC filing fees), costs and expenses (including third party expenses and disbursements) incurred in registering the Offering, FINRA filing fees; preparation of leather bound volumes and Lucite cube mementos in such quantities as the Representative may reasonably request; transfer taxes; transfer and warrant agent and registrar fees; and all reasonable out-of-pocket expenses incurred by the Representative in connection with its engagement by the Company, including, without limitation, any expenses and fees incurred by Representative’s counsel, expenses incurred for background checks on the Company’s senior management and board of directors to be conducted upon the execution of the engagement letter dated March 26, 2026 (the “Engagement Letter”) by a background search firm acceptable to the Representative, subject to a maximum amount of $120,000 in the event of a closing of the Offering (the “Expense Cap”). The Company has agreed to pay to the Representative (i) an advance against anticipated out-of-pocket expenses in the amount of $25,000 upon execution of the Engagement Letter, which amount has been paid by the Company; (ii) an additional advance of $25,000 upon the effectiveness of the registration statement and (iii) $70,000 upon the closing of the Offering. In the event the Offering is terminated or is not successfully closed, any unused portion of the advanced payment shall be returned to the Company to the extent not actually incurred in accordance with FINRA Rule 5110(g)(4). If the Company is unable to qualify for listing qualifications on the NYSE, NYSE American or NASDAQ, all blue-sky work shall be undertaken by counsel of the Representative’s choice.

3.11. Application of Net Proceeds. The Company will apply the net proceeds from this Offering and the Private Placement received by it in a manner substantially consistent with the application described under the caption “Use of Proceeds” in the Prospectus.

3.12. Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the sixteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve (12) consecutive months beginning after the Effective Date.

3.13. Notice to FINRA.

3.13.1. Assistance with Business Combination. For a period of sixty (60) days following the date of the Prospectus, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged pursuant to a written agreement to assist the Company in its search for a Business Combination candidate or to provide any similar Business Combination-related services, the Company will provide the following information (the “Business Combination Information”) to the Representative prior to the closing of the Business Combination: (i) complete details of all services and copies of agreements governing such services (which details or agreements may be appropriately redacted to account for privilege or confidentiality concerns); and (ii) justification as to why the person or entity providing the Business Combination-related services should not be considered an “underwriter and related person” with respect to the Company’s initial public offering, as such term is defined in Rule 5110 of FINRA’s Conduct Rules. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer or proxy statement which the Company will file with the Commission in connection with the Business Combination. Upon the Company’s delivery of the Business Combination Information to the Representative, the Company hereby expressly authorizes the Representative to provide such information directly to FINRA as a result of representations the Representative have made to FINRA in connection with the Offering.

3.13.2. Broker/Dealer. In the event the Company intends to register as a broker/dealer, merge with or acquire a registered broker/dealer, or otherwise become a member of FINRA, it shall promptly notify the Representative.

3.14. Stabilization. Neither the Company, nor, to its knowledge, any of its employees, officers, directors or shareholders (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

3.15. Internal Controls. From and after the Closing Date, the Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.16. Accountants. For a period commencing on the Effective Date and until such date upon which the Company completes the initial Business Combination or the Trust Account is required to be liquidated, the Company shall retain the Accountant or other independent public accountants reasonably acceptable to the Representative.

3.17. Form 8-Ks. The Company has retained the Accountant to audit the balance sheet of the Company as of the Closing Date (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the Offering and the Private Placement. Within four (4) Business Days of the Closing Date, the Company shall file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Balance Sheet. If the Over-Allotment Option has not been exercised on the Effective Date, the Company will also file an amendment to the Form 8-K, or a new Form 8-K, to provide updated financial information of the Company to reflect the exercise and consummation of the Over-Allotment Option promptly after the Option Closing Date.

3.18. FINRA. Until the Option Closing Date, if any, the Company shall advise the Representative and Dickinson Wright if it is aware that any 10% or greater shareholder of the Company becomes an affiliate or associated person of a FINRA member participating in the distribution of the Public Securities.

3.19. Corporate Proceedings. All corporate proceedings and other legal matters necessary to carry out the provisions of this Agreement and the transactions contemplated hereby shall have been done to the reasonable satisfaction to Dickinson Wright.

3.20. Investment Company. The Company shall cause the proceeds of the Offering to be held in the Trust Account to be invested only as set forth in the Trust Agreement as in effect on the date hereof and disclosed in the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

3.21. Press Releases. The Company agrees that it will not issue press releases or engage in any other publicity, without the Representative’s prior written consent (not to be unreasonably withheld, delayed or denied), for a period of twenty-five (25) days after the Closing Date; provided that in no event shall the Company be prohibited from issuing any press release or engaging in any other publicity required by law.

3.22. Electronic Prospectus. The Company shall cause to be prepared and delivered to the Representative, at its expense, promptly, but in no event later than two (2) Business Days from the effective date of this Agreement, an Electronic Prospectus to be used by the Underwriters in connection with the Offering. As used herein, the term “Electronic Prospectus” means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the Underwriters to offerees and purchasers of the Units for at least the period during which a prospectus relating to the Units is required to be delivered under the Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the period when a prospectus relating to the Ordinary Shares is required to be delivered under the Act, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

3.23. Future Financings. The Company agrees that neither it, nor any successor or subsidiary of the Company, will consummate any public or private equity or debt financing prior to or in connection with the consummation of a Business Combination, unless all investors in such financing expressly waive, in writing, any rights in or claims against the Trust Account.

3.24. NASDAQ Maintenance. Until the consummation of a Business Combination, the Company will use reasonable efforts to maintain the listing on the NASDAQ of the Public Securities (unless all of the Units have been separated in connection with or prior to the Company’s initial Business Combination).

3.25. Private Placement Proceeds. On the Closing Date, the Company shall cause to be deposited an amount of proceeds from the Private Placement into the Trust Account such that the amount of the funds in the Trust Account shall be $10.075 per Unit sold in the Offering, and on the Option Closing Date, if any, the Company shall cause to be deposited an amount of proceeds from the additional Private Units sold on the Option Closing Date, in addition to the proceeds from the sale of the Option Units, into the Trust Account such that the amount of funds in the Trust Account shall be $10.075 per Unit sold in the Offering.

3.26. Reservation of Shares. The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable pursuant to (i) the Rights and the Private Securities (as well as any other rights that may be issued and covered by the Rights Agreement) outstanding from time to time and (2) the conversion of the Founder Shares.

3.27. Testing-the-Waters Communications. If at any time following the distribution of any Written Testing-the-Waters Communication, there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include any untrue statement of a material fact or omitted or would omit to state any material fact necessary to make the statements therein in light of the circumstances existing at that subsequent time, not misleading, the Company will promptly (i) notify the Representative so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission; and (iii) supply any amendment or supplement to the Representative in such quantities as may be reasonably requested.

4. Conditions.

4.1. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Public Securities, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

4.1.1. Regulatory Matters.

4.1.1.1. Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 5:00 p.m., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representative, and, at the Closing Date and the Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for the purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Dickinson Wright.

4.1.1.2. FINRA Clearance. By the Effective Date, the Representative shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.1.3. No Commission Stop Order. At the Closing Date, the Commission has not issued any order or, to the Company’s knowledge, threatened to issue any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any part thereof, and has not instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

4.1.1.4. NASDAQ Listing. The Ordinary Shares, Units and Rights shall have been approved for listing on the NASDAQ, subject to official notice of issuance and evidence of satisfactory distribution.

4.1.2. Counsel Matters.

4.1.2.1. Opinion of Counsel.

(a) On each of the Closing Date and the Option Closing Date, if any, the Representative shall have received the favorable opinions (along with negative assurance letters) of (i) Robinson & Cole LLP, U.S. securities counsel to the Company and (ii) Ogier, British Virgin Islands counsel to the Company, addressed to the Representative as representative for the several Underwriters and in form and substance reasonably satisfactory to the Representative and Dickinson Wright.

(b) On each of the Closing Date and the Option Closing Date, if any, the Representative shall have received the favorable opinions (along with a negative assurance letter) of Dickinson Wright, addressed to the Representative as representative for the several Underwriters and in form agreed to by the Representative.

4.1.2.2. Reliance. In rendering such opinions, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Representative) of other counsel reasonably acceptable to the Representative, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdiction having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to the Representative’s counsel if requested.

4.1.3. Comfort Letter. At the time this Agreement is executed, and at the Closing Date and Option Closing Date, if any, the Representative shall have received a letter, addressed to the Representative as representative for the several Underwriters and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to the Representative from the Accountant dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any:

(i) Confirming that they are independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable Regulations and that they have not, during the periods covered by the financial statements included in the Registration Statement and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act;

(ii) Stating that in their opinion the financial statements of the Company included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the published Regulations thereunder;

(iii) Stating that, on the basis of their review which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the shareholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that: (a) the unaudited financial statements of the Company included in the Registration Statement, the Preliminary Prospectus, and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, the Statutory Prospectus and the Prospectus; or (b) at a date not later than five (5) days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any change in the capital stock or long-term debt of the Company, any increase in amount due to the Sponsor or in net current liabilities, or any decrease in the shareholder’ equity of the Company as compared with amounts shown in the July 10, 2026balance sheet included in the Registration Statement, the Preliminary Prospectus, and the Prospectus, other than as set forth in or contemplated by the Registration Statement, the Preliminary Prospectus, and the Prospectus, or, if there was any decrease, setting forth the amount of such decrease, and (c) during the period from July 10, 2026to a specified date not later than five (5) days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any changes in revenues, net earnings (losses), or net earnings (losses) per share, in each case as compared with the corresponding period in the preceding year and as compared with the corresponding period in the preceding quarter, other than as set forth in or contemplated by the Registration Statement, the Preliminary Prospectus, and the Prospectus, or, if there was any such decrease, setting forth the amount of such decrease;

(iv) Stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Registration Statement in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

(v) Stating that they have not, since the Company’s incorporation, brought to the attention of the Company’s management any reportable condition related to internal structure, design or operation as defined in the Statement on Auditing Standards No. 60 “Communication of Internal Control Structure Related Matters Noted in an Audit,” in the Company’s internal controls; and

(v) Statements as to such other matters incident to the transaction contemplated hereby as the Representative or Dickinson Wright may reasonably request, including: (i) that the Accountant is registered with the Public Company Accounting Oversight Board; (ii) that the Accountant has sufficient assets and insurance to pay for any liability incurred by it relating to providing the letter; and (iii) that the Accountant is not insolvent.

4.1.4. Officers’ Certificates.

4.1.4.1. Officers’ Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chief Executive Officer of the Company, or any similar or equivalent officer of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date and the Option Closing Date, if any, and that the conditions set forth in Section 4.1. hereof have been satisfied as of such date and that, as of the Closing Date and the Option Closing Date, if any, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative may reasonably request.

4.1.4.2. CEO/CFO’s Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chief Executive Officer or Chief Financial Officer of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, certifying: (i) that the Amended and Restated Memorandum and Articles of Association, as amended, of the Company are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the Company’s board of directors relating to the Offering are in full force and effect and have not been modified; (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; (iv) as to the accuracy and completeness of all correspondence between the Company or its counsel and the NASDAQ; and (v) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.1.5. No Material Changes. Prior to and on each of the Closing Date and the Option Closing Date, if any: (i) there shall have been no material adverse change or development involving a material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the Statutory Prospectus and Prospectus; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Company Affiliate before or by any court or foreign, federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement, the Statutory Prospectus and Prospectus; (iii) no stop order shall have been issued under the Act against the Company and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the Statutory Prospectus and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and none of the Registration Statement, the Statutory Prospectus or the Prospectus, or any amendment or supplement thereto shall contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Statutory Prospectus and Prospectus, in light of the circumstances under which they were made), not misleading.

4.1.6. Delivery of Agreements. On the Effective Date, the Company shall have delivered to the Representative executed copies of the Transaction Documents.

4.1.7. Private Units. On the Closing Date and the Option Closing Date, as applicable, the Private Units have been purchased as provided for in the Private Placement Units Purchase Agreement and the purchase price for such securities, except as otherwise provided in this Agreement and the Registration Statement, shall be deposited into the Trust Account.

5. Indemnification.

5.1. Indemnification of Underwriters.

5.1.1. General. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters and each dealer selected by the Representative that participates in the offer and sale of the Public Securities (each a “Selected Dealer”) and each of their respective directors, officers, partners and employees and each person, if any, who controls any such Underwriter or Selected Dealer (“Controlling Person” and together with the Underwriters and Selected Dealers, the “Indemnified Parties” and each, an “Indemnified Party”) within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other documented expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Indemnified Parties and the Company or between any of the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other foreign, federal, state or local statute, law, rule, regulation or ordinance or at common law or otherwise or under the laws, rules and regulation of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, the Registration Statement, or the Prospectus (as from time to time each may be amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus relating to any of the Public Securities; or (iii) any application or other document or written communication (in this Section 5 collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Public Securities under the securities laws thereof or filed with the Commission, any foreign or state securities commission or agency, the NASDAQ (in each case other than statements contained in the section captioned “Selling Restrictions”); or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to an Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement the Prospectus or any amendment or supplement thereof, or in any application, as the case may be, which furnished written information, it is expressly agreed, consists solely of the information described in the proviso contained in the last sentence of Section 2.3.1. With respect to any such untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter or Selected Dealer to the extent that any loss, liability, claim, damage or expense of such Underwriter or Selected Dealer results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Public Securities to such person as required by the Act and the Regulations, and if such untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under this Agreement. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Public Securities or in connection with the Preliminary Prospectus, the Registration Statement or the Prospectus.

5.1.2. Procedure. If any action is brought against an Indemnified Party in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such party shall promptly notify the Company in writing of the institution of such action and the Company shall, upon the Company’s own election, assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Indemnified Party, as applicable) and payment of actual expenses. Such Indemnified Party or Indemnified Parties shall have the right to employ its or their own counsel in any such case if the counsel of the Indemnified Party reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and the Indemnified Party, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action; (ii) the Company shall not have employed counsel to have charge of the defense of such action; or (iii) counsel to such Indemnified Party or Indemnified Parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the Indemnified Party or Indemnified Parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Indemnified Parties shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if an Indemnified Party shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

5.2. Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers, employees and agents, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions of a material fact made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of the Underwriter expressly for use in such Registration Statement, Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or in any such application, which furnished written information, it is expressly agreed, consists solely of the information described in the last sentence of Section 2.3.1. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, the Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.2.

5.3. Contribution.

5.3.1. Contribution Rights. In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5 but is unavailable, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5.3.1, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Public Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriters or the Company, as applicable.

5.3.2. Contribution Procedure. Within fifteen (15) days after receipt by any party to this Agreement (or its representatives) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“Contributing Party”), notify the Contributing Party of the commencement thereof, but the omission to so notify the Contributing Party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a Contributing Party or its representatives of the commencement thereof within the aforesaid fifteen (15) days, the Contributing Party will be entitled to participate therein with the notifying party and any other Contributing Party similarly notified. Any such Contributing Party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such Contributing Party. The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available. The Underwriters’ obligations to contribute pursuant to this Section 5.3 are several and not joint.

6. Default by an Underwriter.

6.1. Default Not Exceeding 10% of Firm Units. If any Underwriter or Underwriters shall default on its or their obligations to purchase the Firm Units and if the number of the Firm Units with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Units that all Underwriters have agreed to purchase hereunder, then such Firm Units to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2. Default Exceeding 10% of Firm Units. In the event that the default addressed in Section 6.1 above relates to more than 10% of the Firm Units, the Representative may, in its discretion, arrange for it or for another party or parties to purchase such Firm Units to which such default relates on the terms contained herein. If within one (1) Business Day after such default relating to more than 10% of the Firm Units the Representative does not arrange for the purchase of such Firm Units, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties reasonably satisfactory to the Representative to purchase said Firm Units on such terms. In the event that neither the Representative nor the Company arrange for the purchase of the Firm Units to which a default relates as provided in this Section 6, this Agreement may be terminated by the Representative or the Company without liability on the part of the Company (except as provided in Sections 3.10 and 5 hereof) or the several non-defaulting Underwriters (except as provided in Section 5 hereof); provided that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

6.3. Postponement of Closing Date. In the event that the Firm Units to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement and/or the Prospectus, as the case may be, or in any other documents and arrangements, and the Company agrees to file promptly any amendment to, or to supplement, the Registration Statement and/or the Prospectus, as the case may be, that in the reasonable opinion of counsel for the Underwriters may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such securities.

7. Additional Covenants.

7.1. Additional Shares or Options. Except as described in the Registration Statement, the Company hereby agrees that until the Company consummates a Business Combination, it shall not issue any Ordinary Shares or any options or other securities convertible into Ordinary Shares or any preferred shares which participate in any manner in the Trust Account or which vote on a Business Combination.

7.2. Trust Account Waiver Acknowledgments. The Company hereby agrees that, prior to commencing its due diligence investigation of any Target Business or obtaining the services of any vendor, it will use reasonable efforts to have such Target Business or vendor acknowledge in writing, whether through a letter of intent, memorandum of understanding, agreement in principle or other similar document (and subsequently acknowledges the same in any definitive document replacing any of the foregoing), that (a) it has read the Prospectus, and understands that the Company has established the Trust Account, initially in an amount of $60,450,000 (or $ 69,517,500 if the Over-Allotment Option is exercised in full) for the benefit of the Public Shareholders and that, except for the interest earned on the amounts held in the Trust Account, the Company may disburse monies from the Trust Account only: (i) to the Public Shareholders in the event of the redemption of their shares upon consummation of a Business Combination or amendment to the Company’s Charter Documents relating to pre-Business Combination activity, (ii) to the Public Shareholders in connection with the Company’s liquidation in the event the Company is unable to consummate a Business Combination within the required time period or (iii) to the Company and others concurrently with, or after it consummates a Business Combination, and (b) for and in consideration of the Company (1) agreeing to evaluate such Target Business for purposes of consummating a Business Combination with it or (2) agreeing to engage the services of the vendor, as the case may be, such Target Business or vendor agrees that it does not have any right, title, interest or claim of any kind in or to any monies of the Trust Account (“Claim”) and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

7.3. Letter Agreements. The Company shall not take any action or omit to take any action which would cause a breach of any of the Letter Agreements executed between each Company Affiliate and the Representative and will not allow any amendments to, or waivers of, such Letter Agreements without the prior written consent of the Representative, which consent shall not be unreasonably withheld, delayed or denied.

7.4. Tender Offer, Proxy and Other Information. To the extent not publicly available, the Company shall provide the Representative with copies of all proxy or tender offer documentation and other information and all related material sent to Public Shareholders in connection with a Business Combination.

7.5. Rule 419. The Company agrees that it will use reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using reasonable efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

7.6. Presentation of Potential Target Businesses. The Company shall use reasonable efforts to cause each of the Respondents to agree that, in order to minimize potential conflicts of interest which may arise from multiple affiliations, the Respondents will present to the Company for its consideration, prior to presentation to any other person or company, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Trust Account, subject to any pre-existing fiduciary obligations the Respondents might have.

7.7. Target Fair Market Value. The Company agrees that the Target Business that it acquires must have a fair market value equal to at least 80% of the balance in the Trust Account (excluding any taxes) at the time of signing the definitive agreement for the Business Combination with such Target Business. The fair market value of such business must be determined by the Board of Directors of the Company based upon standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value. If the Board of Directors of the Company is not able to independently determine that the target business meets such fair market value requirement, the Company will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA or a valuation or appraisal firm with respect to the satisfaction of such criteria. The Company is not required to obtain such an opinion as to the fair market value if the Company’s Board of Directors independently determines that the Target Business does have sufficient fair market value.

8. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date or Option Closing Date, as applicable, and such representations, warranties and agreements of the Underwriters and Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Public Securities to the several Underwriters until the expiration of any applicable statute of limitations, at which time the representations, warranties, and agreements shall terminate and be of no further force and effect.

9. Effective Date of This Agreement and Termination Thereof.

9.1. Effective Date. This Agreement shall become effective on the date hereof.

9.2. Termination. The Representative shall have the right to terminate this Agreement at any time prior to any Closing Date or an Option Closing Date: (i) if any domestic or international event or act or occurrence has materially disrupted or, in the Representative’s sole opinion, will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the NYSE, the NYSE American, NASDAQ or on the OTC Markets (or successor trading market) shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the OTC Markets or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a war or an increase in existing major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities market, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative’s sole opinion, make it inadvisable to proceed with the delivery of the Firm Units, (vii) if the Company is in breach of any of its representations, warranties or covenants hereunder, or (viii) if the Representative shall have become aware after the date hereof of a Material Adverse Effect on the Company, or such adverse material change in general market conditions, including, without limitation, as a result of terrorist activities or any other calamity or crisis either within or outside the United States after the date hereof, or any increase in any of the foregoing, as in the Representative’s sole judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Firm Units or to enforce contracts made by the Underwriters for the sale of the Firm Units.

9.3. Expenses. If this Agreement shall be terminated pursuant to Section 6 hereof, the Company shall not be under any liability to any Underwriter or the Representative for expenses owed; but, if for any other reason this Agreement shall not be carried out, within the time specified herein or any extensions thereof pursuant to the terms herein, the obligations of the Company to pay the out of pocket expenses related to the transactions contemplated herein shall be governed by Section 3.10 hereof.

9.4. Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way effected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

10. Miscellaneous.

10.1. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed by certified mail (with return receipt), delivered by e-mail or by hand or reputable overnight courier, delivered by facsimile transmission (with printed confirmation of receipt) and confirmed, or by electronic transmission via PDF and shall be deemed given when so e-mailed, delivered, or faxed or transmitted (or, if mailed, five days after such mailing):

If to the Representative:

US Tiger Securities, Inc.

437 Madison Avenue, 27th Floor

New York, NY 10022

Attn: Jack Ye

Email: jack.ye@ustigersecurities.com

With a copy (which shall not constitute notice) to:

Dickinson Wright PLLC

1825 Eye Street N.W.,

Suite 900

Washington, D.C. 20006

Attn: Fang Liu, Esq.

Email: Fang.Liu@dwlaw.com

If to the Company, to:

UCSB Acquisition Corp.

276 5th Avenue, Suite 704 – 3092

New York, NY 10001

Attn: Chun Hin Leslie Chow, Chief Executive Officer

Email: project@ucsbacqcorp.com

With a copy (which shall not constitute notice) to:

Robinson & Cole LLP

Chrysler East Building

666 Third Avenue, 20th Floor

New York, NY 10017

Attention: Arila E. Zhou, Esq.

Email: AZhou@rc.com

10.2. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

10.3. Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

10.4. Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

10.5. Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and the controlling persons, agents, partners, members, employees, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

10.6. Governing Law, Venue, etc. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof. Each of the Company and the Representative hereby agrees that any action, proceeding, or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York, New York County under the accelerated adjudication procedures of the Commercial Division, or in the United States District Court for the Southern District of New York, as applicable, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the Company and the Representative hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company or the Representative, respectively, may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 10.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company or the Representative, respectively, in any action, proceeding, or claim. Each of the Company and the Representative agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10.7. Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by fax or email/.pdf transmission shall constitute valid and sufficient delivery thereof.

10.8. Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

10.9. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the offering of the Public Securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the offering of the Public Securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company, the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Public Securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Representative and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very Truly Yours,

UCSB Acquisition Corp.

By:
Name:	Chun Hin Leslie Chow
Title:	Chief Executive Officer

Agreed to and accepted

as of the date first written above:

US Tiger Securities, Inc.

as Representative of the several Underwriters

By:
Name:	Jack Ye
Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

UCSB Acquisition Corp.

6,000,000 Units

Underwriter	Number of Firm Units to be Purchased
US Tiger Securities, Inc.	6,000,000
TOTAL	6,000,000

SCHEDULE B

Testing-the-Waters Communications

[None.]